Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 3rd Quarter 2013 Results

Denver, Colorado, November 5, 2013 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2013. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013 was $211.0 million and $605.3 million, or $0.98 and $2.82 per share, respectively, excluding a loss contingency reserve. In addition, adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the nine months ended September 30, 2013 excluded a contingent earn-out obligation adjustment. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013 including these items was $136.6 million and $407.9 million, or $0.64 per share and $1.90 per share, respectively.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2012 was $147.5 million and $438.6 million, or $0.76 and $2.28 per share, respectively, excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2012 including these items was $144.7 million and $380.0 million, or $0.75 and $1.98 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended September 30, 2013, operating cash flow was $1.62 billion and free cash flow was $1.24 billion. For the three months ended September 30, 2013, operating cash flow was $733 million and free cash flow was $643 million. Operating cash flow in the third quarter of 2013 benefited from the timing of compensation payments, other working capital items and cash taxes. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•	Adjusted Operating Income: Adjusted operating income for the three and nine months ended September 30, 2013 was $482 million and $1.41 billion, respectively, which is operating income adjusted for a loss contingency reserve, a contingent earn-out obligation adjustment and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions.

In connection with the acquisition of HCP, we recorded a receivable to offset potential tax liabilities. We reduced this asset during the third quarter of 2013 which negatively impacted operating income by $7.7 million and is included in our general and administrative expenses. The reduction in operating income was directly offset by a corresponding reduction in income tax expense. This asset may be similarly reduced in the future if the underlying tax liabilities are no longer required.

Adjusted operating income for the three and nine months ended September 30, 2012 was $344 million and $1.00 billion, respectively, which is operating income adjusted for transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses.

•	Operating Income: Operating income for the three and nine months ended September 30, 2013 was $377 million and $1.07 billion, respectively.

Operating income for the three and nine months ended September 30, 2012 was $341 million and $909 million, respectively.

•	Volume: Total U.S. dialysis treatments for the third quarter of 2013 were 6,034,647, or 76,388 treatments per day, representing a per day increase of 7.3% over the third quarter of 2012. Non-acquired treatment growth in the quarter was 5.5% over the third quarter of 2012. Normalized non-acquired treatment growth in the quarter was 5.4% over the third quarter of 2012.

The number of member months for which HCP provided capitated care during the third quarter of 2013 was approximately 2.2 million representing an increase of 15.3% as compared to the third quarter of 2012, inclusive of growth contributed from acquisitions. These calculations include data prior to our merger with HCP on November 1, 2012.

•	Effective Tax Rate: Our effective tax rate was 37.3% and 32.9% for the three and nine months ended September 30, 2013, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 42.5% and 37.5% for the three and nine months ended September 30, 2013, respectively. The effective tax rate attributable to DaVita HealthCare Partners Inc. for the three and nine months ended September 30, 2013, excluding a contingent earn-out obligation adjustment, a loss contingency reserve and an income tax adjustment related to the reduction in a tax asset associated with the HCP acquisition escrow provisions, was 38.3% and 39.5%, respectively.

We expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 38.0% to 39.0%. In addition, we expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve and the income tax adjustment related to a reduction in a tax asset associated with the HCP acquisition escrow provisions to be in the range of 39.0% to 40.0%.

•	Loss Contingency Reserve: We are engaged in good faith discussions with the attorneys from the United States Attorney’s Office for the District of Colorado, the Civil Division of the United States Department of Justice and the Office of the Inspector General in an effort to find a mutually acceptable resolution to the 2010 and the 2011 U.S. Attorney Physician Relationship Investigations. Discussions have advanced to a point where we believed it was appropriate to accrue an additional $97 million to our estimated loss contingency reserve in the current quarter, which brings the total estimated loss contingency reserve to $397 million as of September 30, 2013, in connection with offers to settle the related civil, administrative and criminal matters. However, the discussions are ongoing, and until concluded, there can be no certainty about the timing or likelihood of a definitive resolution or the scope of any potential restrictions or impact on future operations that may be agreed upon in connection with a settlement. As these discussions proceed and additional information becomes available to us, the amount of the estimated loss contingency reserve may need to be adjusted further to reflect this new information.

•	Stock Split: In the third quarter of 2013, the Board of Directors approved a two-for-one stock split of our common stock in the form of a stock dividend payable on September 6, 2013 to stockholders of record on August 23, 2013. Our common stock began trading on a post-split basis on September 9, 2013. All share and per share data for all periods presented have been adjusted to reflect the effects of the stock split.

•	Contingent Earn-out Obligation: During the third quarter of 2013, we reached agreement with the representative of the former owners and option holders of HealthCare Partners Holdings, LLC (HCP) to settle certain post-closing adjustments, including the 2013 contingent earn-out obligation for $68.8 million, an amount equal to its carrying value at June 30, 2013. Accordingly, this settlement had no impact to our consolidated statements of income during the third quarter of 2013.

•	Center Activity: As of September 30, 2013, we provided dialysis services to a total of approximately 166,000 patients at 2,108 outpatient dialysis centers, of which 2,042 centers are located in the United States and 66 centers are located in ten countries outside of the United States. During the third quarter of 2013, we acquired 10 dialysis centers and opened a total of 25 dialysis centers in the United States. We also acquired 18 dialysis centers outside of the United States.

Outlook

•	We are narrowing our consolidated income guidance for 2013 to now be in the range of $1.88 billion to $1.92 billion. Our previous consolidated operating income guidance for 2013 was in the range of $1.83 billion to $1.93 billion.

•	We are updating our operating income guidance for our dialysis services and related ancillary businesses for 2013 to now be in the range of $1.50 billion to $1.52 billion. Our previous operating income guidance for 2013 was in the range of $1.45 billion to $1.50 billion.

•	We are also narrowing our operating income guidance for HCP for 2013 to now be in the range of $380 million to $400 million. Our previous operating income guidance for HCP for 2013 was in the range of $380 million to $430 million.

•	We are also updating our consolidated operating cash flow guidance for 2013 to now be in the range of $1.60 billion to $1.70 billion. Our previous consolidated operating cash flow guidance for 2013 was in the range of $1.40 billion to $1.50 billion.

The consolidated and dialysis services and related ancillary businesses operating income guidance amounts exclude an estimated loss contingency reserve of $397 million which we accrued during the first nine months of 2013 in connection with the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and the consolidated cash flow guidance amounts exclude any potential payment of this reserve. In addition, the consolidated operating income guidance amounts exclude a contingent earn-out obligation adjustment of approximately $57 million that we recorded in the second quarter of 2013 related to the remeasurement of the fair value of HCP’s 2013 contingent earn-out obligation and excludes the adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2013 on November 5, 2013 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (800) 399-4406 and for international is (937) 528-2121. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2013 consolidated and dialysis services and related ancillary businesses operating income, HCP’s 2013 operating income, our 2013 operating cash flows and our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2012, our quarterly report on Form 10-Q for the quarter ended June 30, 2013 and subsequent quarterly reports to be filed on Form 10-Q, or our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of the sequestration that went into effect on April 1, 2013,

•	the impact of disruptions in federal government operations and funding,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Patient service revenues	$2,126,699	$1,842,853	$6,155,223	$5,422,100
Less: Provision for uncollectible accounts	(74,477)	(59,822)	(216,725)	(167,268)

Net patient service revenues	2,052,222	1,783,031	5,938,498	5,254,832
Capitated revenues	747,264	16,362	2,219,953	44,894
Other revenues	200,100	146,495	542,390	408,701

Total net revenues	2,999,586	1,945,888	8,700,841	5,708,427

Operating expenses and charges:
Patient care costs and other costs	2,095,334	1,327,373	6,070,545	3,876,090
General and administrative	305,138	197,912	857,658	616,106
Depreciation and amortization	132,765	80,100	389,263	232,691
Provision for uncollectible accounts	1,498	1,390	3,636	3,534
Equity investment income	(9,223)	(3,064)	(26,239)	(8,314)
Loss contingency reserve and other legal settlements	97,000	1,292	397,000	79,292
Contingent earn-out obligation adjustment	—	—	(56,977)	—

Total operating expenses and charges	2,622,512	1,605,003	7,634,886	4,799,399

Operating income	377,074	340,885	1,065,955	909,028
Debt expense	(108,421)	(70,494)	(322,334)	(192,584)
Other income, net	2,113	819	1,337	2,698

Income from continuing operations before income taxes	270,766	271,210	744,958	719,142
Income tax expense	100,930	98,647	245,266	261,943

Income from continuing operations	169,836	172,563	499,692	457,199
Discontinued operations:
(Loss) income from operations of discontinued operations, net of tax	—	(13)	(139)	238
Gain on disposal of discontinued operations, net of tax	—	—	13,375	—

Net income	169,836	172,550	512,928	457,437
Less: Net income attributable to noncontrolling interests	(33,208)	(27,829)	(91,760)	(77,259)

Net income attributable to DaVita HealthCare Partners Inc.	$136,628	$144,721	$421,168	$380,178

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.65	$0.76	$1.95	$2.01

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.65	$0.76	$2.01	$2.02

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.64	$0.75	$1.90	$1.98

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.64	$0.75	$1.96	$1.98

Weighted average shares for earnings per share:
Basic	210,394,560	189,959,716	209,725,439	188,618,198

Diluted	214,902,860	193,269,240	214,631,587	192,248,452

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$136,628	$144,726	$407,919	$379,953
Discontinued operations	—	(5)	13,249	225

Net income	$136,628	$144,721	$421,168	$380,178

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income	$169,836	$172,550	$512,928	$457,437

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on interest rate swap and cap agreements:
Unrealized (loss) gain on interest rate swap and cap agreements	(7,733)	(1,741)	1,583	(6,104)
Reclassifications of net swap and cap agreements realized loss into net income	3,464	2,530	9,433	7,586
Unrealized gains on investments:
Unrealized gain on investments	648	445	1,367	1,387
Reclassification of net investment realized gains into net income	—	—	(94)	(75)
Foreign currency translation adjustments	2,741	(135)	(1,206)	(1,593)

Other comprehensive (loss) income	(880)	1,099	11,083	1,201

Total comprehensive income	168,956	173,649	524,011	458,638
Less: Comprehensive income attributable to noncontrolling interests	(33,208)	(27,829)	(91,760)	(77,259)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$135,748	$145,820	$432,251	$381,379

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$512,928	$457,437
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	397,000	—
Depreciation and amortization	389,387	234,368
Stock-based compensation expense	47,095	34,857
Tax benefits from stock award exercises	40,870	60,252
Excess tax benefits from stock award exercises	(31,722)	(39,346)
Deferred income taxes	(52,085)	(1,374)
Equity investment income, net	1,074	10
Other non-cash (income) charges and loss on disposal of assets	(54,203)	17,244
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	20,856	(51,349)
Inventories	(5,494)	1,958
Other receivables and other current assets	(35,757)	65,047
Other long-term assets	17,861	3,429
Accounts payable	(71,581)	(18,200)
Accrued compensation and benefits	114,877	113,101
Other current liabilities	91,503	87,223
Income taxes	(15,212)	(69,108)
Other long-term liabilities	51,757	5,064

Net cash provided by operating activities	1,419,154	900,613

Cash flows from investing activities:
Additions of property and equipment, net	(399,527)	(378,949)
Acquisitions	(234,802)	(419,114)
Proceeds from asset and business sales	62,282	2,118
Purchase of investments available for sale	(6,630)	(3,452)
Purchase of investments held-to-maturity	(1,034)	(5,257)
Proceeds from sale of investments available for sale	1,091	6,796
Proceeds from maturities of investments held-to-maturity	1,376	12,375
Purchase of intangible assets	(53)	(1,276)
Distributions received on equity investments	211	2

Net cash used in investing activities	(577,086)	(786,757)

Cash flows from financing activities:
Borrowings	49,941,883	26,992,105
Payments on long-term debt, contingent obligations and other financing costs	(50,326,174)	(25,821,996)
Restricted cash	—	(1,268,767)
Distributions to noncontrolling interests	(99,736)	(81,978)
Stock award exercises and other share issuances, net	12,432	8,395
Excess tax benefits from stock award exercises	31,722	39,346
Contributions from noncontrolling interests	30,041	19,368
Proceeds from sales of additional noncontrolling interests	6,083	1,844
Purchases from noncontrolling interests	(474)	(13,774)

Net cash used in financing activities	(404,223)	(125,457)
Effect of exchange rate changes on cash and cash equivalents	(899)	43

Net increase (decrease) in cash and cash equivalents	436,946	(11,558)
Cash and cash equivalents at beginning of period	533,748	393,752

Cash and cash equivalents at end of period	$970,694	$382,194

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$970,694	$533,748
Short-term investments	6,796	7,138
Accounts receivable, less allowance of $221,602 and $245,122	1,404,050	1,424,303
Inventories	84,899	78,126
Other receivables	295,540	265,671
Other current assets	156,940	201,572
Income tax receivable	64,351	55,454
Deferred income taxes	398,138	315,782

Total current assets	3,381,408	2,881,794
Property and equipment, net of accumulated depreciation of $1,699,441 and $1,522,183	2,048,235	1,872,370
Intangibles, net of accumulated amortization of $438,611 and $304,323	2,059,568	2,128,118
Equity investments	41,465	35,150
Long-term investments	72,568	59,341
Other long-term assets	79,833	79,854
Goodwill	9,144,242	8,952,987

	$16,827,319	$16,009,614

LIABILITIES AND EQUITY
Accounts payable	$358,402	$414,143
Other liabilities	481,840	568,616
Accrued compensation and benefits	685,352	566,911
Medical payables	270,762	238,964
Loss contingency reserve	397,000	—
Current portion of long-term debt	259,770	227,791

Total current liabilities	2,453,126	2,016,425
Long-term debt	8,181,434	8,326,534
Other long-term liabilities	353,723	443,743
Alliance and product supply agreement, net	10,660	14,657
Deferred income taxes	769,713	710,638

Total liabilities	11,768,656	11,511,997
Commitments and contingencies
Noncontrolling interests subject to put provisions	621,232	580,692
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 212,671,800 shares issued and outstanding at September 30, 2013; 269,724,566 shares issued and 210,997,150 shares outstanding at December 31, 2012)	213	270
Additional paid-in capital	1,120,276	1,208,665
Retained earnings	3,151,711	3,731,835
Treasury stock, at cost (58,727,416 shares at December 31, 2012)	—	(1,162,336)
Accumulated other comprehensive loss	(4,214)	(15,297)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,267,986	3,763,137
Noncontrolling interests not subject to put provisions	169,445	153,788

Total equity	4,437,431	3,916,925

	$16,827,319	$16,009,614

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
1. Consolidated Financial Results:
Consolidated net revenues	$3,000	$2,872	$1,946	$8,701
Operating income	$377.1	$522.0	$340.9	$1,066.0
Operating income margin	12.6%	18.2%	17.5%	12.3%
Operating income excluding a contingent earn-out obligation adjustment, a loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	$481.8	$465.0	$343.5	$1,413.7
Operating income margin excluding a contingent earn-out obligation adjustment, a loss contingency reserve, an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, transaction expenses associated with the acquisition of HCP and a legal settlement and related expenses(1)	16.1%	16.2%	17.7%	16.2%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$136.6	$254.4	$144.7	$407.9
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax(1)	$211.0	$197.4	$147.5	$605.3
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.64	$1.18	$0.75	$1.90
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax(1)	$0.98	$0.92	$0.76	$2.82
Adjusted diluted income from continuing operations attributable to DaVita HealthCare Partners Inc.(1)	$235.7	$221.5	$151.5	$678.1
Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.(1)	$1.10	$1.03	$0.78	$3.16
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.2%	9.3%	10.2%	9.9%
Consolidated effective tax rate	37.3%	31.3%	36.4%	32.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	42.5%	33.6%	40.5%	37.5%
3. Summary of Segment Financial Results:
Net revenues
Net dialysis and related lab services revenues	$1,983	$1,922	$1,785	$5,757
Net HCP revenues	803	761	—	2,367
Net ancillary services and strategic initiatives revenues	226	200	167	610

Total net segment revenues	3,012	2,883	1,952	8,734
Elimination of intersegment revenues	(12)	(11)	(6)	(33)

Total net consolidated revenues	$3,000	$2,872	$1,946	$8,701

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
3. Segment Financial Results: (continued)
Operating income
Dialysis and related lab services operating income	$309	$404	$367	$800
HCP operating income	98	81	—	287
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(9)	(7)	(13)	(31)

Total segment operating income	398	478	354	1,056
Reconciling items:
Contingent earn-out obligation adjustment	—	57	—	57
Corporate support and related long-term incentive compensation	(13)	(13)	(12)	(39)
Transaction expenses and the adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	(8)	—	(1)	(8)

Consolidated operating income	$377	$522	$341	$1,066

Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,052	$1,988	$1,842	$5,956
Provision for uncollectible accounts	(72)	(69)	(60)	(208)

Net patient service operating revenues	1,980	1,919	1,782	5,748
Other revenues	3	3	3	9

Total net operating revenues	$1,983	$1,922	$1,785	$5,757

Operating expenses:
Patient care cost	$1,311	$1,265	$1,188	$3,792
General and administrative	180	167	154	514
Depreciation and amortization	89	89	78	263
Equity investment income	(3)	(3)	(3)	(9)
Loss contingency reserve and a legal settlement and related expenses	97	—	1	397

Total operating expenses	1,674	1,518	1,418	4,957

Segment operating income	$309	$404	$367	$800

HCP
Revenue:
HCP capitated revenues	$731	$693	$—	$2,169

Patient services revenues	61	52	—	169
Provision for uncollectible accounts	(3)	(3)	—	(8)

Net patient service operating revenues	58	49	—	161

Other revenues	14	19	—	37

Total net operating revenues	$803	$761	$—	$2,367

Operating expenses:
Patient care cost	$605	$590	$—	$1,789
General and administrative	67	56	—	192
Depreciation and amortization	39	39	—	116
Equity investment income	(6)	(5)	—	(17)

Total operating expenses	705	680	—	2,080

Segment operating income	$98	$81	$—	$287

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
4. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,034,647	5,867,973	5,550,645	17,531,419
Number of treatment days	79.0	78.0	78.0	233.5
Treatments per day	76,388	75,230	71,162	75,081
Per day year over year increase	7.3%	7.6%	12.3%	7.7%
Non-acquired growth year over year	5.5%	5.0%	4.4%	5.0%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$339.99	$338.86	$331.93	$339.76
Per treatment increase (decrease) from previous quarter	0.3%	(0.5%)	(0.2%)	—
Per treatment increase (decrease) from previous year	2.4%	1.9%	(0.6%)	2.2%
Percent of net consolidated revenues	65.8%	66.6%	91.5%	65.9%
Expenses
Patient care costs
Percent of total segment operating revenues	66.1%	65.8%	66.5%	65.9%
Per treatment	$217.15	$215.66	$214.03	$216.29
Per treatment increase (decrease) from previous quarter	0.7%	(0.2%)	0.1%	—
Per treatment increase (decrease) from previous year	1.5%	0.9%	(0.8%)	1.3%
General and administrative expenses
Percent of total segment operating revenues	9.1%	8.7%	8.6%	8.9%
Per treatment	$29.83	$28.42	$27.72	$29.32
Per treatment increase (decrease) from previous quarter	5.0%	(4.3%)	(2.0%)	—
Per treatment increase (decrease) from previous year	7.6%	0.5%	(4.6%)	2.7%
Accounts receivable
Net receivables	$1,105	$1,117	$1,200	$—
DSO	52	54	62	—
Provision for uncollectible accounts as a percentage of net revenues	3.5%	3.5%	3.2%	3.5%
5. HCP Business Metrics:
Capitated membership
Total	760,000	733,000	—	—
Member months	2,236,700	2,209,000	—	6,685,100
Capitated revenues by sources
Commercial revenues	$176	$176	$—	$533
Senior revenues	539	496	—	1,587
Medicaid revenues	16	21	—	49

Total capitated revenues	$731	$693	$—	$2,169

Other
Total care dollars under management(1)	$1,037	$997	—	$3,077
Ratio of operating income to total care dollars under management	9.4%	8.2%	—	9.3%
Full time clinicians	1,200	1,073	—	—
IPA primary care physicians	2,999	2,846	—	—

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
6. Cash Flow:
Operating cash flow	$733.1	$306.8	$366.6	$1,419.2
Operating cash flow, last twelve months	$1,619.4	$1,252.9	$1,051.3	$—
Free cash flow(1)	$643.2	$218.3	$271.4	$1,160.3
Free cash flow, last twelve months(1)	$1,243.0	$871.2	$664.8	$—
Capital expenditures:
Routine maintenance/IT/other	$55.4	$58.3	$63.7	$159.1
Development and relocations	$85.7	$83.4	$64.7	$240.4
Acquisition expenditures	$82.7	$60.6	$72.3	$234.8
7. Debt and Capital Structure:
Total debt(3)	$8,460	$8,496	$5,745
Net debt, net of cash and cash equivalents(3)	$7,489	$7,878	$4,094
Leverage ratio (see calculation on page 13)	3.16x	3.39x	2.61x
Overall weighted average effective interest rate during the quarter	4.87%	4.86%	5.31%
Overall weighted average effective interest rate at end of the quarter	4.86%	4.85%	5.38%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.18%	4.18%	4.61%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	60%	61%	66%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(4)	93%	93%	88%
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	98%
Dialysis patients with arteriovenous fistulas placed	72%	72%	71%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives, and in case of general and administrative expenses, includes other certain corporate support and related long-term incentive compensation and transaction expenses associated with the acquisition of HCP.
(3)	The reported balance sheet amounts at September 30, 2013, June 30, 2013 and September 30, 2012, exclude $18.6 million, $19.6 million and $6.6 million, respectively, of debt discounts associated with our Term Loan B, Term Loan B-2 and our Term Loan A-2.
(4)	The Term Loan B and Term Loan B-2 are subject to LIBOR floors of 1.50% and 1.00%, respectively. Because actual LIBOR, for all periods presented above, was lower than either of these embedded LIBOR floors, the interest rates on the Term Loan B and the Term Loan B-2 are set at their respective floors. At such time as the actual LIBOR-based variable component of our interest rate exceeds 1.50% on the Term Loan B and 1.00% on the Term Loan B-2, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B, as well as for the Term Loan B-2. However, we are limited to a maximum rate of 2.50% on $1.25 billion of outstanding principal debt on the Term Loan B and $1.49 billion of outstanding principal debt on the Term Loan B-2 as a result of interest rate cap agreements. The remaining $452 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%. The remaining $153 million outstanding principal balance of the Term Loan B-2 is subject to LIBOR-based interest rate volatility above a floor of 1.00%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2013
Net income attributable to DaVita HealthCare Partners Inc.	$577,007
Income taxes	343,168
Interest expense and debt refinancing charges	399,404
Depreciation and amortization	498,541
Loss contingency reserve	397,000
Noncontrolling interests and equity investment income, net	124,169
Stock-based compensation	57,375
Other (primarily pro-forma EBITDA on acquisitions)	46,927

“Consolidated EBITDA”	$2,443,591

September 30, 2013
Total debt, excluding debt discount of $18.6 million	$8,459,843
Letters of credit issued	99,693

8,559,536
Less: Cash and cash equivalents	(847,833)

Consolidated net debt	$7,711,703

Last twelve months “Consolidated EBITDA”	$2,443,591

Leverage ratio	3.16x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of September 30, 2013. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts that include an adjustment to HCP’s contingent earn-out obligation, a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, transaction expenses associated with the acquisition of HCP, debt refinancing charges related to the amendment of our credit agreement and the repayment of our Term Loan A-2, and legal expenses associated with a legal settlement that we reached to settle federal program claims relating to our historical Epogen practices and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax:

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$136,628	$254,376	$144,726	$407,919	$379,953
Add (Subtract):
Contingent earn-out obligation adjustment	—	(56,977)	—	(56,977)	—
Loss contingency reserve	97,000	—	—	397,000	—
Transaction expenses associated with the acquisition of HCP	—	—	1,335	—	17,771
Debt refinancing charges	—	—	2,062	—	2,062
Legal settlement and related expenses	—	—	1,292	—	79,292
Less: Related income tax	(22,650)	—	(1,899)	(142,650)	(40,443)

	$210,978	$197,399	$147,516	$605,292	$438,635

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES—(continued)

(unaudited)

(dollars in thousands except for per share data)

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment, a loss contingency reserve, transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which are all net of related tax:

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.64	$1.18	$0.75	$1.90	$1.98
Add (Subtract):
Contingent earn-out obligation adjustment	—	(0.26)	—	(0.26)	—
Loss contingency reserve	0.34	—	—	1.18	—
Transaction expenses associated with the acquisition of HCP	—	—	—	—	0.05
Debt refinancing charges	—	—	0.01	—	0.01
Legal settlement and related expenses	—	—	—	—	0.24

	$0.98	$0.92	$0.76	$2.82	$2.28

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES—(continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing an accurate reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions:

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$210,978	$197,399	$147,516	$605,292	$438,635
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,918	6,827	6,729	20,627	19,913
Amortization of intangible assets associated with acquisitions for the HCP operations	33,230	33,088	—	99,680	—
Related income tax	(15,377)	(15,767)	(2,725)	(47,522)	(8,132)

	$235,749	$221,547	$151,520	$678,077	$450,416

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.98	$0.92	$0.76	$2.82	$2.28
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.06	0.06
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.10	0.09	—	0.28	—

	$1.10	$1.03	$0.78	$3.16	$2.34

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax contingent earn-out obligation adjustment, a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions.

We believe that operating income excluding a pre-tax contingent earn-out obligation adjustment, a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts that include an adjustment for HCP’s contingent earn-out obligation, a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, transaction expenses associated with the acquisition of HCP, legal settlement and related expenses to settle federal program claims relating to our historical Epogen practices and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities, and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax contingent earn-out obligation adjustment, a pre-tax loss contingency reserve, pre-tax transaction expenses associated with the acquisition of HCP, a pre-tax legal settlement and related expenses and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions:

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating income	$377,074	$522,020	$340,885	$1,065,955	$909,028
Add (Subtract):
Contingent earn-out obligation adjustment	—	(56,977)	—	(56,977)	—
Loss contingency reserve	97,000	—	—	397,000	—
Transaction expenses associated with the acquisition of HCP	—	—	1,335	—	17,771
Legal settlement and related expenses	—	—	1,292	—	79,292
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	7,721	—	—	7,721	—

Adjusted operating income	$481,795	$465,043	$343,512	$1,413,699	$1,006,091

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a contingent earn-out obligation adjustment, a loss contingency reserve and an adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities, unusual amounts that include a contingent earn-out obligation adjustment, a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and an income tax adjustment which is offset by a corresponding reduction in a tax asset associated with the HCP acquisition escrow provisions that was established as a receivable to offset any potential tax liabilities, and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
Income from continuing operations before income taxes	$270,766	$412,550	$271,210	$744,958

Income tax expense	$100,930	$129,192	$98,647	$245,266

Effective income tax rate	37.3%	31.3%	36.4%	32.9%

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
Income from continuing operations before income taxes	$270,766	$412,550	$271,210	$744,958
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(33,310)	(29,294)	(27,954)	(92,242)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$237,456	$383,256	$243,256	$652,716

Income tax expense	100,930	129,192	$98,647	$245,266
Less: Income tax attributable to noncontrolling interests	(102)	(312)	(125)	(482)

Income tax attributable to DaVita HealthCare Partners Inc.	$100,828	$128,880	$98,522	$244,784

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	42.5%	33.6%	40.5%	37.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding the contingent earn-out obligation adjustment, a loss contingency reserve and the adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions:

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
Income from continuing operations before income taxes	$270,766	$412,550	$271,210	$744,958
Less: Contingent earn-out obligation adjustment	—	(56,977)	—	(56,977)
Add: Loss contingency reserve	97,000	—	—	397,000
Adjustment to reduce a tax asset associated with the HCP acquisition escrow provisions	7,721	—	—	7,721

	375,487	355,573	271,210	1,092,702
Less: Noncontrolling owners’ income primarily attributable to non- tax paying entities	(33,310)	(29,294)	(27,954)	(92,242)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$342,177	$326,279	$243,256	$1,000,460

Income tax expense	$100,930	$129,192	$98,647	$245,266
Add: Income taxes attributable to loss contingency reserve	22,650	—	—	142,650
Income tax adjustment attributable to a reduction in a tax asset associated with the HCP acquisition escrow provisions	7,721	—	—	7,721
Less: Income tax attributable to noncontrolling interests	(102)	(312)	(125)	(482)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$131,199	$128,880	$98,522	$395,155

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	38.3%	39.5%	40.5%	39.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013	September 30, 2012
Cash provided by operating activities	$733,128	$306,819	$366,634	$1,419,154
Less: Distributions to noncontrolling interests	(34,530)	(30,280)	(31,500)	(99,736)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	698,598	276,539	335,134	1,319,418
Less: Expenditures for routine maintenance and information technology	(55,407)	(58,264)	(63,718)	(159,097)

Free cash flow	$643,191	$218,275	$271,416	$1,160,321

	Rolling 12-Month Period
	September 30, 2013	June 30, 2013	September 30, 2012
Cash provided by operating activities	$1,619,389	$1,252,895	$1,051,272
Less: Distributions to noncontrolling interests	(131,262)	(128,232)	(115,223)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,488,127	1,124,663	936,049
Less: Expenditures for routine maintenance and information technology	(245,162)	(253,473)	(271,234)

Free cash flow	$1,242,965	$871,190	$664,815

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreement with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In those cases, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the Per Member Per Month (PMPM) fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments to third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated. “Total care dollars under management” is a non-GAAP measure.

	Three months ended		Nine months ended September 30, 2013
	September 30, 2013	June 30, 2013
Medical revenues	$788,449	$741,790	$2,329,912
Less: Risk share revenue, net	(32,917)	(20,504)	(93,245)
Add: Institutional capitation amounts	281,857	276,003	840,409

Total care dollars under management	$1,037,389	$997,289	$3,077,076